UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2014

PHARMACYCLICS, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	000-26658	94-3148201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 13, 2014, Pharmacyclics, Inc. (the “Company”) announced that the National Comprehensive Cancer Network (the “NCCN”) updated its NCCN Clinical Practice Guidelines in Oncology (the “NCCN Guidelines®”) in Non-Hodgkin’s Lymphomas (Version 1.2014) and in Waldenström’s Macroglobulinemia/Lymphoplasmacytic Lymphoma (Version 1.2014). Ibrutinib (IMBRUVICATM) was included in the categories listed below.

Some of the treatment regimens utilizing ibrutinib described in the NCCN Guidelines® have not been approved by the FDA and accordingly, the Company will not be promoting these uses or making any other proactive statements regarding the NCCN action. The information disclosed herein regarding the NCCN treatment guidelines is also publicly available from the NCCN, and is being strictly provided as a convenience to the investor community. This information is not intended to be promotional in nature, or to influence healthcare professionals or patients, in any manner.

Ibrutinib was included in the following categories as the suggested treatment regimen with highest preference:
●
Relapsed/Refractory Chronic Lymphocytic Leukemia/Small Lympyhocytic Lymphoma (“CLL/SLL”) without deletion of chromosome 17p (del 17p) or without deletion of chromosome 11q (del 11q) (after short response to first line therapy)

●	Relapsed/Refractory CLL/SLL with del 11q (after short response to first line therapy)

Additionally, Ibrutinib was included in the following categories as one of the suggested treatment regimens:
●	Relapsed/Refractory CLL/SLL with del 17p
●	Mantle Cell Lymphoma in the category of second line therapies
●	Relapsed Waldenström’s Macroglobulinemia/Lymphoplasmacytic Lymphoma after initial therapy and requiring further treatment (Salvage Therapy)

Each recommendation in the NCCN Guidelines® is identified with a category of evidence that reflects the quality of evidence available and the level of consensus. Ibrutinib was designated category 2A, which is evidence based upon smaller randomized clinical trials, well-designed controlled trials without randomization or well-designed cohort studies (i.e. lower level evidence) and there is uniform NCCN consensus that the intervention is appropriate.

The update to the NCCN Guidelines® can be found online under: http://www.nccn.org/professionals/physician_gls/f_guidelines.asp#nhl

The NCCN, a not-for-profit alliance of 23 of the world’s leading cancer centers, is dedicated to improving the quality and effectiveness of care provided to patients with cancer. NCCN Guidelines® cover about 98% of cancers and are developed through an ongoing process by 44 panels of experts from NCCN Member Institutions. NCCN Guidelines® are updated based on review of clinical evidence (e.g., published reports of clinical trials) and expert consensus regarding what constitutes appropriate care. NCCN Guidelines® panels include physician experts in relevant fields (oncologists, surgeons, radiation oncologists and others) and may also include patient advocates, nurses or others. Each NCCN Guidelines® panel meets at least annually, and will meet more often if important new evidence becomes available.

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In addition, the Company announced that it plans to file an Investigational New Drug Application (IND) for its autoimmune program by the end of the month.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

January 13, 2014

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Executive Vice President, Finance

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